Email Subject: **Stockholder Update - May 10, 2022**

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GAUCHO GROUP HOLDINGS, INC.


ALGODON
FINE WINES
SAN RAFAEL, MENDOZA
ALGODON
WINE ESTATES
PRIVATE ESTANCIAS
GAUCHO
BUENOS AIRES
ALGODON
MANSION
BUENOS AIRES
ALGODON
WINE ESTATES
WELLNESS RESORT
GAUCHO / LVH
PARTNERSHIP
LAS VEGAS

Dear Stockholders,

We've been very busy these past several months as we continue to build out our brands and add value to the assets of Gaucho Group Holdings, Inc. (the "Company").

If you've been keeping up with our news, then you're aware that we recently filed our annual report Form 10-K with the Securities and Exchange Commission ("SEC"), which is posted here: https://ir.gauchoholdings.com/sec-filings/all-sec-filings

The Form 10-K covers our 2021 fiscal year financial results, and some important highlights include the reporting of Algodon Wine Estates lot sales driving revenues to $4.9 million. Additionally, gross profit for the fourth quarter was $1.1 million. Interestingly, we believe our current stock value is below the liquidation value of the Company.

We are delighted to end 2021 on a strong a note, particularly with respect to growing investor interest in our luxury Algodon Wine Estates in Mendoza, Argentina. Like so many other companies across the globe, the COVID-19 pandemic had a profound impact on our operations, including our Argentina operations, which were especially affected due to international travel restrictions that lasted until November. Despite this, we still generated more than $4.1 million in revenue from the sale of lots at Algodon Wine Estates in Mendoza, Argentina. We are anticipating being able to recognize revenue for additional lot sales in 2022, and as the world continues to rebound from the pandemic, we are optimistic that we may continue to see meaningful growth there in the development and sale of additional lots.

Our existing asset base to date includes real estate that consists of a winery, wine production facilities & e-commerce, two boutique hotels, a golf course and tennis center, a 4,138-acre luxury residential vineyard development, as well as product inventory for fashion and home & living retail & e-commerce brands. These assets are largely managed by six operational luxury brands across the industries of Fine Wines, Luxury Real Estate, Leather Accessories and Fashion, Home & Living, Hospitality and Olive Oil. In addition to this, we continue with our exciting Las Vegas project. With all of this, our goal is to become the LVMH ("Louis Vuitton Moet Hennessy") of South America and beyond, by becoming a global luxury goods & experiences company.

Please read on for a brief update on what's in the pipeline for 2022 and beyond.

Algodon Wine Estates Lot Sales, Master Plan and Search for Luxury Hospitality Partner

We continue to build on many of the foundational elements we announced throughout 2021. In December, we unveiled the newly revised master plan for Algodon Wine Estates. This new plan includes the development of an additional 200 lots (in addition to the estate's exiting 350 lots), which could ultimately contribute to upwards of $100 million in revenue. The centerpiece of the new master plan is expected to be an ultra-luxury 80-room hotel, that will also include 40-60 residences, for which Algodon Wine Estates seeks to co-develop with a world class luxury hospitality brand. The revenue potential from the hotel rooms and branded residences could generate an additional $25 million per year.


GAUCHO
GROUP
HOLDINGS, INC.
ALGODON
WINE ESTATES
PRIVATE ESTANCIAS
edsa

Over the years we've worked hard to greatly increase the value on Algodon Wine Estates 4,138 acres of land assets with initiatives such as digging water wells, building out the golf course and tennis center, renovations to the hotel, rebuilding the restaurant and its amenities, and many other projects. As we mentioned above, lot sales in 2021 were brisk, and we anticipate a similar trend for 2022.

Argentina Land Acquisition in Non-Cash Transaction to Increase Shareholder Equity

In February 2022 the Company increased shareholder equity by $2.4 million by acquiring additional land holdings in Argentina in an all-stock transaction. The purchase price was determined from an evaluation of the real estate performed by an independent third-party. This transaction is one more of many potential opportunities for strategic and accretive acquisitions. Of the two properties, one of them currently generates positive cash flow through lease revenues and will be accretive to the Company, and we expect the other to have substantial development opportunities. We believe both are in prime areas ripe for development, and we believe the valuation of the real estate was temporarily affected because of the Covid crisis and by the devaluation of the peso, which could allow for substantial appreciation in the years ahead.

Gaucho Group, Inc Acquisition

In March 2022, we announced that our leather goods & accessories

brands Gaucho – Buenos Aires and Gaucho Casa are now wholly owned under Gaucho Holding's corporate umbrella.

Gaucho – Buenos Aires

We continue to make progress towards the opening of our fashion and leather accessories brand's U.S. flagship retail location in Miami's Design District, which we eagerly anticipate for the summer of 2022.

Since the start of the new year, Gaucho – Buenos Aires™ has launched new statement pieces and leather accessories (see the Lucky Bag here), launched our home and living collection, Gaucho Casa, welcomed a new Director of Design, Lautaro Garcia de la Peña, and debuted its Fall 2022 collection during New York Fashion Week.


A WHOLE NEW MOOD
Just-dropped, summer-ready styles. New season is here
GAUCHO
BUENOS AIRES

We also acquired the ecommerce domain name GAUCHO.com to help drive brand awareness and create a better online experience for our customers.

Gaucho – Buenos Aires continues to move forward on many fronts, and we look forward to an exciting 2022 and beyond for this brand.


GAUCHO
GAUCHO
GAUCHO
GAUCHO

Gaucho Further Advances LVH Las Vegas Project

As of December 2021, our Company has invested over $7 million to further advance our Las Vegas project with LVH Holdings, LLC. We believe this Las Vegas project can expand the Gaucho brand in ways that may include opportunities in lodging, hospitality, retail, and gaming.

We are very excited about this advancement of what has the potential to become an extraordinary mixed-use complex with world-class partners at an ideal moment in time when Americans and the world are eager to have fun. Key elements of the development are to include an impressive assortment of entertainment, food, and beverage offerings, as well as other differentiated features and attractions to create a destination with global reach and appeal. We anticipate the Gaucho brand and goods will be a prominent part of this enterprise.

We could not be more excited about our participation in this potentially game-changing project. Stay tuned as this opportunity unfolds.

Algodon Hotels Updates

Covid lockdown was an opportunity to further develop and upgrade all aspects of the Algodon Mansion from the new rooftop, floors, interior décor and many other improvements. The Algodon Wine Resort also used Covid lockdown as an opportunity to further develop and upgrade all aspects of the resort including a new 200 seat restaurant,

suite amenities (beds, bathrooms, flooring, furniture and décor), new irrigation system for golf course, new equipment for the golf pro shop, new signage, repavement and repainting of tennis courts, reconstructed pool, completed front gate entrance, and newly constructed cement bridges throughout the estate.



In addition, Chez Gaston Restaurant (which remained open throughout the pandemic) at Algodon Wine Estates was awarded the 2021 TripAdvisor travelers' choice award.

The Peso Devaluation and What It Means for Gaucho

Our Argentine business operations are helped by producing in pesos and then selling in U.S. dollars. Argentina is also anticipating a record-breaking tourism boom due to the devalued peso, making it a desirable global destination, with increased tourism expected from neighboring Brazil as well as from the U.S. and the EU.

Gaucho Holdings Nasdaq's Bell Ringing Ceremony

We soon expect to announce a date for Gaucho Holdings Nasdaq's bell ringing ceremony. This represents an enormous opportunity to showcase our brands and all our achievements and milestones before a global audience. Nasdaq's bell ceremony provides a platform for our Company to generate meaningful exposure that can spotlight us as a

world leader in luxury lifestyle and travel, investment opportunities, and more.


ALGODON
FINE WINES
SAN RAFAEL, MENDOZA
SOUTHERN GLAZER'S
SG
WINE & SPIRITS
ALGODON
PINOT NOIR

Algodon Fine Wines Continues Expansion of Its Wine Distribution Network

Southern Glazer's Wines and Spirits (south Florida) is the latest addition to the distinct network of Algodon Fine Wines retailers and distributors; including Seaview Distribution NY, 3J Imports NJ, Vinporter E-Commerce, Sherry-Lehmann NY, Spec's TX, Le Boutellier CA, The Noble Grape IL, as well as Vivino E-Commerce. Current and future slated catalysts also include:

- Added to world's largest online wine marketplace: VIVINO, partnership to specially promote our Malbec-Bonarda in 2022
- Launching new black label Malbec at higher price point, expected retail price at $49.95
- Launching new black label Pinot Noir, retailing at $64.99


ALGODON
WINE ESTATES
PRIVATE ESTANCIAS

Exploring Crypto, WEB 3.0 and Blockchain Tech

We believe embracing new technologies can contribute to our Company's growth, and have started with accepting cryptocurrency as consideration for the sale of real estate lots at Algodon Wine Estates.

We intend to fully embrace blockchain a means a of transactions for commerce, rather than as a speculative investment, to better serve our customer base for Algodon Wine Estates, Gaucho - Buenos Aires, and Algodon Hotels. We anticipate rolling out more information on our initiatives for crypto, NFTs and blockchain as they develop.

Here are some final thoughts on what we've recently built, as well as some upcoming initiatives:

CATALYSTS FOR GROWTH, KEY INITIATIVES & VALUE DRIVER

- Acquired additional real estate assets in Argentina in on-cash, all stock transaction, which increased shareholder equity approximately $2.4 million in Q1 2022
- $7.0 million investment in LVH Holdings Las Vegas project, representing 11.89% ownership. The Company, upon successful milestones, can invest an additional 28 million for a total of 40% equity ownership in LVH Holdings. The Company endeavors to expand brand to include opportunities in lodging, hospitality, retail, and gaming.

- Potential partnership with branded luxury name in hospitality to co-develop 80-room ultra luxury hotel & 40 branded residences with potential revenue goals of additional $100m + $25m/annually
- Received approval for EDSA's masterplan from the municipality of San Rafael
- Build out masterplan phase 2 with EDSA, potentially adding an additional 200 lots
- The Company's Algodon Wine Estates 4,138 acre vineyard development can self-mortgage and collect significant interest income over time
- Succeeded in digging two water wells and waiting on approval for third (bringing adding value to the property) and may seek up to 6 wells in total
- New infrastructure including expansion of the winery/wine cave, restaurant, pool, lodge/casona, bridges, golf carts, wine barrels and sport facilities all upgraded during Covid lockdown (all paid for)
- Argentina is anticipating a record breaking tourism boom due to devalued peso, making it a desirable global destination
- Added to world's largest online wine marketplace: VIVINO, partnership to specially promote our Malbec-Bonarda
- Recently added to Southern Glazer's Wine & Spirits, for distribution in South Florida
- "Gaucho" branded wine label in the pipeline
- Gaucho - Bueno Aires launches initiative to further market and buildout storefront on Amazon.com, the world's largest online retailer
- Launch of e-commerce home & living collection Gaucho Casa
- Anticipated launch of flagship brick-and-mortar retail location in Miami Design District, in June 2022

Thank you for being with us, and stay tuned for more exciting news ahead!

Sincerely,

Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO
GROUP
HOLDINGS, INC.

112 NE 41st Street, Suite #106 Miami, FL 33137